Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2025, relating to the financial statements and financial statement schedule of The York Water Company, which appears in The York Water Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Lancaster, Pennsylvania
November 10, 2025